EXHIBIT NO. 10.19

                                    ANNTAYLOR
                             EMPLOYMENT AGREEMENT


           EMPLOYMENT  AGREEMENT  (the  "Agreement"),  effective  as  of  April

24, 2001 (the "Effective  Date"),  between ANNTAYLOR STORES  CORPORATION,  a

Delaware corporation (the "Company"), and Kim Roy (the "Executive").



           WHEREAS,  the  Company  desires  to  provide  for  the  service  and employment  of the  Executive  with the  Company  and the  Executive  wishes to perform  services  for the  Company,  all in  accordance  with  the  terms  and conditions provided herein;



           NOW, THEREFORE,  in consideration of the premises and the respective covenants and agreements of the parties herein  contained,  and intending to be legally bound hereby, the parties hereto agree as follows:


1.    Employment.  The Company hereby agrees to employ the  Executive,  and the
      ----------
Executive  hereby agrees to serve the Company,  on the terms and conditions set forth herein.


2.    Term.  The term of employment  of the Executive by the Company  hereunder
      ----
(the "Term") will commence as of the  Effective  Date and will end on the third anniversary of the Effective Date;  provided,  however,  that commencing on the

third   anniversary  of  the  Effective   Date,   and  each  such   anniversary

thereafter,  the term of the  Executive's  employment  shall  automatically  be extended for one (1) additional  year,  unless,  no later than 90 days prior to such  anniversary,  either  party shall have given  notice to the other that it

does  not  wish  to  extend  the  Term  of  this  Agreement  (such  notice,   a

"Non-Renewal  Notice").   Notwithstanding  expiration  of  the  Term  or  other

provisions  that survive by their intent,  the  provisions of Sections 4, 7 and

8 hereof shall continue in effect.


3.    Position  and  Duties.  The  Executive  shall  serve as  President  - Ann
      ---------------------
Taylor  Stores  and shall  have such  responsibilities,  duties  and  authority consistent  with such  position as may from time to time be  determined  by the

Board of Directors of the Company (the  "Board").  The  Executive  shall report directly  to  the  Chairman  and  Chief  Executive  Officer  (the  "CEO").  The

Executive  shall  devote  substantially  all of her working time and efforts to the business and affairs of the Company.


4.    Indemnification.   To  the  fullest  extent  permitted  by  law  and  the
      ---------------
Company's   certificate  of  incorporation  and  by-laws,   the  Company  shall

indemnify  the  Executive  for  all  amounts  (including,  without  limitation,

judgments,  fines,  settlement payments,  losses,  damages,  costs and expenses

(including  reasonable  attorneys'  fees)  incurred or paid by the Executive in

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connection with any action,  proceeding,  suit or investigation  arising out of or relating to the  performance  by the Executive of services for, or acting as a fiduciary of any employee  benefit  plans,  programs or  arrangements  of the

Company  or  as a  director,  officer  or  employee  of,  the  Company  or  any subsidiary thereof.


5.    Compensation and Related Matters.
      ---------------------------------

(a)   Annual Compensation.


(i)   Base Salary.  Commencing on the Effective Date and continuing  during the
      -----------
      period of the Executive's employment hereunder,  the Company shall pay to the  Executive  an annual base  salary at a rate not less than  $650,000,

      such  salary  to be  paid  in  conformity  with  the  Company's  policies relating to salaried  employees.  This salary may be (but is not required to be) increased  from time to time,  subject to and in  accordance  with the annual executive performance review procedures of the Company.


(ii)  Annual  Bonus.  Commencing on the Effective  Date and  continuing  during
      --------------
      the period of Executive's  employment  hereunder,  the Executive shall be eligible to participate  in the Company's  annual bonus plan as in effect from time to time,  and shall be  entitled  to  receive  such  amounts (a

      "Bonus") as may be authorized,  declared and paid by the Company pursuant to the terms of such plan. The Company  currently  maintains a Management

      Performance  Compensation Plan (the "Performance Plan") pursuant to which it pays performance  bonus  compensation to certain of its executives and employees.  It is agreed  that the  Executive  shall  participate  in the

      Performance  Plan effective as of the Effective  Date.  This  Executive's

      Performance  Percentage (as that term is defined in the Performance Plan)

      shall be  established at 60% per annum during the Term.  Executive  shall also  participate  in the Long  Term  Cash  Incentive  Compensation  Plan

      currently  maintained by the Company, and her Target Award (as defined in such plan) shall be 40%.


(b)   Stock Option.  As of the Effective  Date,  the Executive has been granted
      ------------
a ten-year  non-qualified  option to acquire  60,000  shares of common stock of the Company  ("Shares")  pursuant to the  Company's  Amended and Restated  1992

Stock  Option and  Restricted  Stock Plan (the "1992  Plan").  The option price per  Share  shall be equal to the Fair  Market  Value (as  defined  in the 1992

Plan)  of  a  Share  as  of  the  Effective   Date.  The  option  shall  become

exercisable  with respect to one-fourth of the Shares  subject  thereto on each of the first four  anniversaries of the Effective Date,  provided Executive has remained  continuously  employed  by the  Company  until  the  applicable  date

(except as provided in Section 6(e)(vi)  hereof).  However,  if the Executive's employment  is  terminated  for other  than  Cause at any point  following  the third  anniversary  of the Effective  Date of the  Agreement,  then any options

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remaining  from this  initial  grant that are unvested  and  unexercised  shall vest on an  accelerated  basis.  The option  granted  hereunder  shall  contain such other  terms and  conditions  as are set forth in the  Company's  standard stock option agreements applicable to such option,  including,  but not limited to,  accelerated  exercisability  upon the  occurrence  of a Change in Control,

which  shall  have  the  same  meaning  as the term  "Acceleration  Event,"  as defined in the 1992 Plan (a "Change in Control").



(c)   Restricted  Stock. As of the Effective  Date,  Executive has been granted
      -----------------
30,000  restricted  shares  of common  stock of the  Company  (the  "Restricted

Shares")  pursuant  to the  1992  Plan.  One-fourth  of the  Restricted  Shares shall vest on, and be delivered to the Executive  promptly  following,  each of the first four  anniversaries  of the  Effective  Date,  provided the Executive has remained  continuously  employed by the Company until the  applicable  date

(except as provided in Section 6(e)(v)  hereof).  In the event that Executive's employment  is  terminated  for other  than  Cause at any point  following  the third  anniversary of the Effective Date of the Agreement,  then any restricted shares  remaining  from this initial  grant that are unvested  shall vest on an accelerated basis.  Notwithstanding the foregoing,  any outstanding  Restricted

Shares shall become fully vested on a Change in Control.


(d)    Other Benefits.  Commencing on the Effective Date and continuing  during
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the  period  of  Executive's  employment  hereunder,  the  Executive  shall  be entitled to  participate  in all other  employee  benefit  plans,  programs and arrangements  of the  Company,  as now or  hereinafter  in  effect,  which  are applicable to the Company's  employees  generally or to its executive officers,

as the case  may be,  subject  to and on a basis  consistent  with  the  terms,

conditions   and   overall   administration   of  such  plans,   programs   and

arrangements.  During  the  period of  Executive's  employment  hereunder,  the

Executive  shall be entitled to participate in and receive any fringe  benefits

or  perquisites   which  may  become  available  to  the  Company's   executive

employees.


(e)   Vacations and Other Leaves.  The Executive  shall be entitled to four (4)
      --------------------------
weeks  vacation  per  year  and  to  paid  holidays  and  personal  leave  days determined in accordance with applicable Company plans and policies.



(f)   Expenses.  During the  period of the  Executive's  employment  hereunder,
      --------
the  Executive  shall be  entitled  to  receive  prompt  reimbursement  for all reasonable  and  customary  expenses  incurred by the  Executive in  performing services hereunder,  including all expenses of travel and accommodations  while away from home on  business  or at the  request  of and in the  service  of the

Company;  provided  that,  such  expenses  are incurred  and  accounted  for in
          --------  ----
accordance with the policies and procedures established by the Company.

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6.    Termination.   (a)   The   Executive's   employment   hereunder   may  be
      ------------
terminated   without   breach  of  this  Agreement  only  under  the  following

circumstances:


(i)   Death.  The  Executive's  employment  hereunder  shall terminate upon her
      -----
      death.


(ii)  Cause.  The Company may terminate the  Executive's  employment  hereunder
      -----
      for  "Cause".  For  purposes of this  Agreement,  the Company  shall have

      "Cause" to terminate the  Executive's  employment  hereunder upon the (1)

      the  Executive's  conviction  for  the  commission  of  an  act  or  acts constituting  a felony  under the laws of the United  States or any state thereof,  (2)  action  by the  Executive  toward  the  Company  involving dishonesty,  (3) the Executive's refusal to abide by or follow reasonable written  directions of the Board or the CEO,  which does not cease within ten (10) business days after such written  notice  regarding such refusal has been give to the Executive by the Company,  (4) the Executive's gross nonfeasance  which  does not cease  within ten (10)  business  days after notice  regarding such  nonfeasance has been give to the Executive by the

      Company or (5) failure of the Executive to comply with the  provisions of

      Section  7 or 8 of  this  Agreement,  or  other  willful  conduct  by the

      Executive  which is  intended  to have and does have a  material  adverse impact on the Company.



(iii) Disability.  If,  as a  result  of  the  Executive's  incapacity  due  to
      ----------
      physical or mental  illness,  the  Executive  shall have been absent from her duties  hereunder on a full-time  basis for the entire  period of six

      (6) consecutive  months, and within thirty (30) days after written Notice of  Termination  (as defined in Section  6(b) below) is given  (which may occur  before or after the end of such six (6)  month  period)  shall not have returned to the  performance of her duties  hereunder on a full-time

      basis,   the  Executive's   employment   hereunder  shall  terminate  for

      "Disability".


(iv)  Termination   by  the   Executive.   The   Executive  may  terminate  her
      ----------------------------------
      employment  hereunder for "Good Reason".  For purposes of this Agreement,

      the  Executive  shall have  "Good  Reason" to  terminate  her  employment hereunder  (1) upon a failure by the Company to comply with any  material provision  of this  Agreement  which has not been  cured  within ten (10)

      business  days after notice of such  noncompliance  has been given by the

      Executive to the Company,  (2) upon action by the Company  resulting in a diminution  of  the  Executive's  title  or  authority  or (3)  upon  the

      Company's  relocation of the  Executive's  principal  place of employment outside of the New York City  metropolitan  area, or (4) one year after a

      Change in Control.
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(b)   Notice of Termination.  Any termination of the Executive's  employment by
      ---------------------
the Company or by the Executive (other than  termination  under Section 6(a)(i)

hereof) shall be  communicated  by written  Notice of  Termination to the other party  hereto in  accordance  with  Section 10  hereof.  For  purposes  of this

Agreement,  a "Notice of Termination"  shall mean a notice which shall indicate the  specific  termination  provision in this  Agreement  relied upon and shall set forth in reasonable  detail the fact and  circumstances  claimed to provide a basis for  termination of the Executive's  employment  under the provision so indicated.


(c)   Date  of  Termination.  "Date  of  Termination"  shall  mean  (i)  if the
      ---------------------
Executive's  employment  is  terminated  by her  death,  the date of her death,


(ii) in the event  that the Term  shall  expire  as a result  of a  Non-Renewal

Notice  provided by the Company to the  Executive,  the date of the  expiration of the Term and (iii) in each other case,  the date  specified in the Notice of

Termination;  provided  that,  if within  thirty  (30) days after any Notice of

Termination is given the party  receiving  such Notice of Termination  notifies the other party that a dispute exists  concerning the termination,  the Date of

Termination  shall be the date on which  the  dispute  is  finally  determined,

either by mutual  written  agreement  of the  parties or by a binding and final arbitration award.


(d)   Termination Upon Death;  Disability;  for Cause;  Voluntary  Termination
      ------------------------------------------------------------------------
other than for Good Reason.  If the  Executive's  employment  is  terminated by
--------------------------
reason  of  Executive's  death  or  Disability,  by the  Company  for  Cause or voluntarily  by the Executive  other than for Good Reason,  the Company  shall,

as soon as  practicable  after the Date of  Termination,  pay the Executive all unpaid  amounts,  if any, to which the  Executive is entitled as of the Date of

Termination  under  Section  5(a)  hereof  and shall pay to the  Executive,  in accordance with the terms of the applicable  plan or program,  all other unpaid amounts to which  Executive is then entitled under any  compensation or benefit plan or program of the  Company  (collectively,  "Accrued  Obligations");  upon such payment,  the Company shall have no further  obligations  to the Executive under this Agreement.


(e)   Termination Without Cause; Termination for Good Reason;  Non-Renewal.  If
      ---------------------------------------------------------------------
the Company shall  terminate the  Executive's  employment  other than for Cause or the Executive  shall  terminate her  employment  for Good Reason or the Term shall  expire as a result of a  Non-Renewal  Notice  provided by the Company to the Executive,  then,  subject to compliance  with the provisions of Sections 7 and 8 hereof:


(i)   the Company shall pay to the Executive,  as soon as practicable after the

      Date of Termination, the Accrued Obligations;

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(ii)  (A)  unless  clause  (B)  below  applies,  then  following  the  Date  of

      Termination  and for the longer of twelve (12) months  thereafter  or the balance of the Term,  the Company shall pay to the  Executive  monthly an amount,  ("Severance  Payments") equal to the quotient of the Executive's annual  base  salary at the rate in effect as of the Date of  Termination

      (the  "Base  Salary"),  divided  by the  number  twelve  (12)  (minus any amounts  payable to the  Executive  during any such month as a disability benefit  under a  Company  paid  plan),  or (B) in the  event the Date of

      Termination  occurs on or  following  a Change in Control,  then,  within five (5) days after the Date of  Termination,  the  Company  shall pay to the  Executive  in a lump sum an amount  equal to the  product of (X) the sum of the  Executive's  Base Salary and the average of the total bonuses earned by the  Executive,  including  bonuses  paid  under the  Company's

      Management  Performance  Compensation  Plan and the  Company's  Long Term

      Incentive  Cash  Compensation  Plan,  in the  three  fiscal  years of the

      Company  ended  immediately  prior to the  Date of  Termination  (or,  if higher,  in the three fiscal years of the Company ended immediately prior to the Change in  Control)  multiplied  by (Y) two and  one-half  (2-1/2).

      For  purposes of this  subsection  (ii):  (I) if the Date of  Termination occurs  prior to the  occurrence  of a Change in  Control  but during the pendency of a Potential Change in Control (as hereinafter defined),  such

      Date of Termination  shall be deemed to have occurred  following a Change in Control and (II) a  "Potential  Change in Control"  shall be deemed to have occurred if the event set forth in any one of the following  clauses shall have occurred:



           (1) the Company enters into an agreement,  the  consummation of which would result in the occurrence of a Change in Control;



           (2) the  Company or any person (as  defined in Section  3(a)(9)

      of the  Securities  Exchange Act of 1934, as amended (the  "Exchange

      Act"),  as modified and used in Sections  13(d) and 14(d) thereof (a

      "Person"),  except  that such term shall not include (i) the Company or any of  its  subsidiaries,  (ii) a  trustee  or  other  fiduciary holding  securities under an employee benefit plan of the Company or any of its  affiliates,  (iii) an  underwriter  temporarily  holding securities  pursuant to an offering  of such  securities,  or (iv) a corporation  owned,  directly or indirectly,  by the stockholders of

      the  Company  in   substantially   the  same  proportions  as  their

      ownership of stock of the Company)  publicly  announces an intention to take or to consider taking actions which,  if consummated,  would constitute a Change in Control;




           (3) any Person  becomes  the  beneficial  owner (as  defined in

      Rule 13d-3  under the  Exchange  Act),  directly or  indirectly,  of

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      securities of the Company  representing 15% of or more of either the then  outstanding  shares  of  common  stock of the  Company  or the combined voting power of the Company's then  outstanding  securities

      (not including in the securities  beneficially  owned by such Person any securities acquired directly from the Company); or




           (4) the Board  adopts a  resolution  to the  effect  that,  for purposes of this subsection  (ii), a Potential Change in Control has occurred.




For  purposes of this  Agreement,  the period  during or with  respect to which

Executive  is  entitled  to receive  payments  hereunder  is referred to as the

"Severance Period";


(iii) the Company shall pay to the  Executive,  at the same time as bonuses are paid to other  Company  executives,  a Bonus  with  respect to the fiscal year in which  occurs  the Date of  Termination,  such  Bonus to be based upon  actual  performance  for such  fiscal year and pro rated to reflect the number of days in such fiscal year through and  including the Date of

      Termination; and


(iv)  the  Executive  shall  continue  to be provided  for the  duration of the

      Severance  Period with the same  medical and life  insurance  coverage as existed  immediately  prior  to  the  Notice  of  Termination;  provided,
                                                                      --------
      however,  that benefits otherwise receivable by the Executive pursuant to
      -------
      this  Section  6(e)(iv)  shall be reduced to the extent that  benefits of the same type are received by or made  available to the Executive  during the  Severance  Period  (and  any  such  benefits  received  by  or  made available  to the  Executive  shall be  reported  to the  Company  by the

      Executive).  For the  purpose  of  medical  and life  insurance  coverage referred  to in this  subparagraph,  the term  "Severance  Period"  shall include the period  following the Date of Termination  and for the longer of twelve (12) months thereafter or the balance of the Term;



(v)   any outstanding Restricted Shares shall become fully vested;



(vi)  in the event  that the Date of  Termination  occurs  prior to a Change in

      Control,  then each outstanding  Option shall vest and become exercisable in  accordance  with the  schedule set forth in Section 5(b) hereof as if no termination of employment  occurred and such Option shall terminate 90 days after the expiration of the Severance Period;


(vii) in the event that the Date of Termination  occurs on or after a Change in

      Control,  then each  outstanding  Option  which  became  vested upon such

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      Change in Control in  accordance  with the terms of Sections 5(b) and (c)

      hereof shall  terminate  90 days after the  expiration  of the  Severance

      Period.


(f)   Gross-Up  Payment.  In the event that any payment or benefit  received or
      -----------------
to be received by the Executive in  connection  with a Change in Control or the termination of the  Executive's  employment,  whether such payments or benefits are  received  pursuant  to the  terms of this  Agreement  or any  other  plan,

arrangement or agreement  with the Company,  any person whose actions result in a Change in Control or any person  affiliated  with the  Company or such person

(all such payments and benefits  being  hereinafter  called "Total  Payments"),

would be subject  (in whole or part),  to the tax (the  "Excise  Tax")  imposed under  Section  4999 of the  Internal  Revenue  Code of 1986,  as amended  (the

"Code"),  the Company shall pay to the Executive such  additional  amounts (the

"Gross-Up  Payment")  as may be  necessary  to place the  Executive in the same after-tax  position as if no portion of the Total  Payments had been subject to the Excise  Tax.  In the event that the Excise Tax is  subsequently  determined to be less than the amount taken into account  hereunder,  the Executive  shall repay to the Company,  at the time that the amount of such  reduction in Excise

Tax is finally  determined,  the portion of the Gross-Up  Payment  attributable to such reduction  (plus that portion of the Gross-Up  Payment  attributable to the  Excise  Tax and  federal,  state  and  local  income  tax  imposed  on the

Gross-Up  Payment  being  repaid  by the  Executive  to the  extent  that  such repayment  results in a  reduction  in Excise  Tax  and/or a federal,  state or local income tax  deduction)  plus interest on the amount of such  repayment at the rate  provided  in  Section  1274(b)(2)(B)  of the Code.  In the event that the  Excise  Tax  is  determined  to  exceed  the  amount  taken  into  account hereunder  (including  by  reason of any  payment  the  existence  or amount of which cannot be  determined at the time of the Gross-Up  Payment),  the Company shall make an additional  Gross-Up  Payment in respect of such excess (plus any interest,  penalties  or  additions  payable by the  Executive  with respect to

such   excess)  at  the  time  that  the  amount  of  such  excess  is  finally determined.  The  Executive  and the Company  shall each  reasonably  cooperate with the other in connection with any  administrative  or judicial  proceedings concerning  the  existence or amount of  liability  for Excise Tax with respect to the Total Payments.


7.    Nonsolicitation; Noncompete.
      ---------------------------

(a)   Subject  to (c)  below,  during  the  period of  Executive's  employment,

during the period she is receiving  Severance  Payments  hereunder  and, in the case where the  Executive's  employment  is  terminated  for Cause or executive voluntarily  terminates  her  employment  without Good Reason,  for a period of twelve  (12)  months  following  such  termination,  the  Executive  shall  not initiate  discussions with any person who is then an executive  employee of the

Company  (i.e.,  director  level or above)  with the  intent of  soliciting  or
          ---
inducing  such  person  to  leave  her or her  employment,  with a view  toward

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joining the Executive in the pursuit of any business  activity  (whether or not such activity  involves  engaging or participating  in a Competitive  Business,

as defined  below).  Notwithstanding  and other  provision of this Agreement to the  contrary,  in the  event  Executive  fails to  comply  with the  preceding sentence,  all  rights  of the  Executive  and her  surviving  spouse  or other beneficiary  hereunder to any future  Severance  Payments,  Bonus  Payments and continuing  life insurance and medical  coverage and all rights with respect to restricted  stock  and  exercisability  of stock  options  shall be  forfeited;

provided  that,  the  foregoing  shall not apply if such failure of  compliance
-------- ------
commences following a Change in Control.


(b)   Subject  to (c)  below,  for as  long  as  Executive  receives  Severance

Payments,  or in the case where the  Executive's  employment is terminated  for

Cause or executive  voluntarily  terminates her employment without Good Reason,

for a period  of twelve  (12)  months  following  such  termination,  Executive shall not,  without the prior  written  consent of the Company  (which  consent shall not be  unreasonably  withheld),  engage or  participate  in any business which is "in  competition"  (as defined below) with the business of the Company or any of its 50% or more owned  affiliates  (such  business  being referred to herein as a "Competitive  Business").  Notwithstanding  any other  provision of this  Agreement to the  contrary,  in the event the  Executive  fails to comply with the  preceding  sentence,  all rights of the  Executive  and her surviving spouse or other beneficiary  hereunder to any future Severance Payments,  Bonus

Payments and  continuing  life  insurance  and medical  coverage and all rights with respect to restricted stock and  exercisability  of stock options shall be forfeited;  provided  that,  the  foregoing  shall not apply if such failure of compliance commences following a Change in Control.



(c)   In the  event of a  violation  of  paragraphs  7(a) or 7(b)  hereof,  the remedies  of the  Company  shall be  limited  to (i) if such  violation  occurs during the  period of  Executive's  employment  hereunder,  termination  of the

Executive for Cause and the associated  rights of the Company  specified herein

resulting   therefrom,   (ii)   regardless  of  when  such  violation   occurs,

forfeiture  by the  Executive  of the  payments,  benefits and other rights set forth in  paragraphs  (a) and (b) above if and to the extent  provided  in such paragraphs,  and (iii) the right to seek  injunctive  relief in accordance with and to the extent provided in Section 14 hereof.


(d)   For  purposes  hereof,  a  business  will be "in  competition"  with  the business  of the  Company  or its  50% or  more  owned  affiliates  if (i)  the

Company's  business with which the other  business  competes  accounted for 20%

or more  of the  Company's  consolidated  revenues  as of the  end of its  most recently  completed fiscal year prior to the Date of Termination,  and (ii) the entity  (including  all 50% or more owned  affiliates)  through which the other business is or will be operated  maintains a "women's  apparel"  business which generated  at least $50 million in revenue  during the entity's  most  recently completed  fiscal  year ended  prior to the date the  Executive  commences  (or

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proposes to  commence)  to engage or  participate  in the other  business.  For purposes hereof,  "women's apparel" shall consist of dresses,  jackets,  pants,

skirts, blouses, sweaters, T-shirts, outerwear, footwear and accessories.


(e)   Notwithstanding the foregoing,  the Executive's engaging in the following

activities   shall  not  be  construed  as  engaging  or   participating  in  a

Competitive  Business:  (i) investment banking;  (ii) passive ownership of less than 2% of any class of  securities  of a public  company;  (iii)  engaging  or participating in  noncompetitive  businesses of an entity which also operates a business  which is "in  competition"  with the  business  of the Company or its affiliates;  (iv) serving as an outside  director of an entity which operates a business  which is "in  competition"  with the  business  of the Company or its affiliates,  so long as such  business  did not  account for 10% or more of the consolidated  revenues  of  such  entity  as of the  end of its  most  recently completed  fiscal year prior to the date  Executive  commences  (or proposes to

commence)  serving  as  an  outside  director;   (v)  engaging  in  a  business

involving  licensing  arrangements  so long as such business is not an in-house arrangement  for any entity "in  competition"  with the business of the Company or its  affiliates;  (vi)  affiliation  with an  advertising  agency  and (vii)

after  cessation of employment,  engaging or  participating  in the "wholesale"

side of the women's  apparel  business,  which for  purposes  hereof shall mean the  design,  manufacture  and sale of  piece  goods  and  women's  apparel  to unrelated  third  parties,  provided that if the entity for which the Executive so engages or participates  (including its  affiliates)  also conducts a retail women's  apparel  business,  then  effective upon the  Executive's  engaging or participating  in such  business,  all  continuing  life  insurance and medical coverage  provided by the Company shall cease and all Severance  Payments shall cease except for amounts  representing  the excess (if any) of the  Executive's annual  base  salary  hereunder  (at  the  rate  in  effect  as of the  Date of

Termination)  over the  executive's  base salary  received from such entity and its  affiliates,  which  amounts  shall  continue to be paid by the Company for

the  remainder  of  the  Severance   Period.   The   exceptions   contained  in

subparagraph  (vii) above and  subparagraph  (iii) above to the extent  covered by subparagraph  (vii) shall not be applicable if the Executive's  cessation of employment  is  voluntary  by the  Executive  without  Good  Reason and her new engagement of participation  involves  "wholesale"  operations which include or also conduct  retail  sales of women's  apparel  other than  factory  outlet or

discount  stores  to  liquidate   unsold  women's  apparel  of  such  wholesale

operations.


8.    Protection of Confidential Information.
      --------------------------------------

(a)   Executive   acknowledges   that  her  employment  by  the  Company  will,

throughout  the Term of this  Agreement,  involve her  obtaining  knowledge  of confidential  information  regarding  the  business and affairs of the Company.

In recognition of the foregoing, the Executive covenants and agrees:


(i)   that,  except in compliance with legal process,  she will keep secret all


================================================================================

      confidential  matters  of the  Company  which  are not  otherwise  in the public domain and will not intentionally  disclose them to anyone outside of the  Company,  wherever  located  (other  than  to a  person  to  whom disclosure is reasonably  necessary or appropriate in connection with the performance  by Executive  of her duties as an  executive  officer of the

      Company),  either during or after the Term, except with the prior written consent of the Board or a person authorized thereby; and


(ii)  that she will  deliver  promptly  to the  Company on  termination  of her employment,  or at  any  other  time  the  Company  may so  request,  all memoranda,  notes,  records,  customer lists, reports and other documents

      (and all copies  thereof)  relating to the business of the Company  which she obtained while employed by, or otherwise  serving or acting on behalf of, the Company and which she may then possess or have under her control.


(b)   Notwithstanding  the provisions of Section 14 of this  Agreement,  if the

Executive  commits a breach of the provisions of Section  8(a)(i) or 8(a) (ii),

the  Company  shall  have  the  right  and  remedy  to  have  such   provisions

specifically  enforced  by any  court  having  equity  jurisdiction,  it  being acknowledged  and agreed that any such breach or  threatened  breach will cause irreparable  injury to the Company and that money  damages  will not provide an adequate remedy to the Company.


9.    Successors; Binding Agreement.
      -----------------------------

(a)   Neither this  Agreement nor any rights  hereunder  shall be assignable or otherwise  subject  to  hypothecation  by the  Executive  (except by will or by operation of the laws of intestate  succession) or by the Company,  except that the  Company  will  require  any  successor  (whether  direct or  indirect,  by purchase,  merger,  consolidation or otherwise) to all or substantially  all of the business  and/or assets of the Company,  by agreement in form and substance reasonably  satisfactory  to the  Executive,  to expressly  assume and agree to perform  this  Agreement  in the same  manner and to the same  extent  that the

Company  would be  required  to  perform  it if no such  succession  had  taken place.  As used in this  Agreement,  "Company" shall mean the Company as herein before  defined and any  successor to its business  and/or  assets as aforesaid which  executes and delivers  the  agreement  provided for in this Section 9 or which  otherwise  becomes  bound  by all  the  terms  and  provisions  of  this

Agreement by operation of law.


(b)   This Agreement and all rights of the Executive  hereunder  shall inure to the  benefit  of and  be  enforceable  by the  Executive's  personal  or  legal representatives,  executors,  administrators,  successors, heirs, distributees,

devisees and  legatees.  If the  Executive  should die while any amounts  would still be  payable  to her  hereunder  if she had  continued  to live,  all such


================================================================================


amounts,  unless otherwise  provided  herein,  shall be paid in accordance with the terms of this  Agreement  to the  Executive's  devisee,  legatee,  or other designee or, if there be no such designee, to the Executive's estate.



10.   Notice.  For the  purposes of this  Agreement,  notices,  demands and all
      ------
other  communications  provided for in this  Agreement  shall be in writing and shall be deemed to have been duly given  when  delivered  or (unless  otherwise specified)  mailed  by United  States  certified  or  registered  mail,  return receipt requested, postage prepaid, addressed as follows:



If to the Company:

                AnnTaylor Stores Corporation
                142 West 57th Street
                New York, New York  10019
                Attn:  General Counsel


If to the Executive:

                Kim Roy
                1 Shore Drive
                Larchmont, NY 10538



or to such  other  address  as any  party  may have  furnished  to the other in writing  in  accordance  herewith,  except  that  notices  of change of address shall be effective only upon receipt.



11.   Miscellaneous.  No provisions of this  Agreement may be modified,  waived
      -------------
or  discharged  unless such waiver,  modification  or discharge is agreed to in writing  signed by the  Executive  and such  officer  of the  Company as may be specifically  designated  by the  Board.  No waiver by either  party  hereto at any time of any breach by the other party hereto of, or  compliance  with,  any condition or  provision  of this  Agreement to be performed by such other party shall be deemed a waiver of similar or  dissimilar  provisions or conditions at

the  same  or  at  any   prior   or   subsequent   time.   No   agreements   or

representations,  oral or  otherwise,  express or implied,  with respect to the subject  matter  hereof  have been made  either  party  which are not set forth expressly in this Agreement.  The validity,  interpretation,  construction  and performance  of this  Agreement  shall be  governed by the laws of the state of

New York  without  regard to its  conflicts  of law  principles.  All  payments hereunder  shall  be  subject  to  applicable  Federal,  State  and  local  tax withholding requirements.

================================================================================


12.   Validity.   The  invalidity  or  unenforceability  of  any  provision  or
      --------
provisions of this  Agreement  shall not affect the validity or  enforceability of any other  provision  of this  Agreement,  which shall  remain in full force and effect.



13.   Counterparts.   This   Agreement   may  be   executed   in  one  or  more
      ------------
counterparts,  each of  which  shall be  deemed  to be an  original  but all of which together will constitute one and the same instrument.


14.   Arbitration.  Any dispute or  controversy  arising under or in connection
      -----------
with this  Agreement  shall be settled  exclusively by  arbitration,  conducted before a panel of three  arbitrators  in New York City in  accordance  with the rules of the  American  Arbitration  Association  then in effect.  Judgment may be  entered  on the  arbitrator's  award  in  any  court  having  jurisdiction;

provided  that,  the Company shall be entitled to seek a  restraining  order or
--------  ----
injunction in any court of competent  jurisdiction to prevent any  continuation of any  violation of the  provisions of Section 7 or 8 of the Agreement and the

Executive  hereby  consents that such  restraining  order or injunction  may be granted  without the  necessity of the Company's  posting any bond.  Each party shall bear its own costs and expenses  (including,  without  limitation,  legal fees) in connection with any arbitration proceeding instituted hereunder.



15.   Entire  Agreement.  This Agreement,  together with the  compensation  and
      -----------------
benefits  plans and practices  referred to in Section 5 hereof,  sets forth the entire  agreement  of the  parties  hereto in  respect  of the  subject  matter

contained  herein  and  all  other  prior  agreements,   promises,   covenants,

arrangements,  communications,  representations or warranties,  whether oral or written,  by any officer,  employee or representative of any party hereto;  and any prior  agreement  of the parties  hereto in respect of the  subject  matter contained herein is hereby terminated and canceled.




           IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the Effective Date.



                          ANNTAYLOR STORES CORPORATION



                          By:/s/J. Patrick Spainhour
                             ---------------------------
                                J. Patrick Spainhour
                                Chairman of the Board and
                                Chief Executive Officer



                             /s/Kim Roy
                             ----------------------------
                                Kim Roy